Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CLUBHOUSE VIDEOS, INC.
2005 Tree Fork Lane
Longwood, Florida  32750


     We hereby consent to the incorporation in the Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission of our report dated April 13, 2004, with respect to the financial statements of CLUBHOUSE VIDEOS, INC. for the year ended December 31, 2003.


April 14, 2004

Richard L. Brown & Company, P.A.

By:  /s/  Richard L. Brown
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          Richard L. Brown